Exhibit 3.37

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 03:05 PM 05/28/1998 981205214 - 2901942

CERTIFICATE OF INCORPORATION

OF

PAETEC COMMUNICATIONS, INC.

FIRST: The name of this Corporation is PAETEC COMMUNICATIONS, INC.

SECOND: Its Registered Office in the State of Delaware is to be located at 1209 Orange Street, in the City of Wilmington, County of New Castle 19801. The Registered Agent in charge thereof is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The aggregate number of shares which the Corporation is authorized to issue is One Thousand Five Hundred (1,500), all of which are to be shares of common stock having no par value.

FIFTH: The name and mailing address of the incorporator is as follows:

Name:	Thomas P. Young, Esq.
Mailing Address:	700 Midtown Tower
Rochester, New York 14604

SIXTH: The Board of Directors is authorized to make, alter or repeal the By-laws of the Corporation. Election of directors need not be by written ballot.

SEVENTH: Liability of Directors. A member of the Corporation’s Board of Directors shall not be personally liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability of the director (a) for any breach of the director’s duty of loyalty to the Corporation or its shareholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law, relating to the payment of unlawful dividends or unlawful stock repurchases or redemptions, or (d) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this Paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

EIGHTH: Indemnification.

(a)    Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation, or as a director or officer of the Corporation he or she is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnities in connection therewith, and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in subparagraph (b) hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Paragraph shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Paragraph or otherwise.

(b)    Right of Indemnitee to Bring Suit. If a claim under subparagraph (a) of this Paragraph is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that the indemnitee has not met the applicable standard of conduct set forth in the Delaware General Corporation Law. In any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that the indemnitee has not met the applicable standard of conduct set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Paragraph or otherwise shall be on the Corporation.

(c)    Non-Exclusivity of Rights. The rights of indemnification and to the advancement of expenses conferred in this Paragraph shall not be exclusive of any other right which any person may have or hereafter acquire under any status, this Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

(d)    Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or of another corporation, partnership, joint venture, trust or other enterprise, against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

(e)    Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of expenses, to any employee or agent of the Corporation to the fullest extent of the provisions of this Paragraph with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

The undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, makes, files and records this Certificate; and certifies that the facts herein stated are true, and I have accordingly hereunto set my hand this 28th day of May, 1998.

/s/ Thomas P. Young
Thomas P. Young, Esq.
700 Midtown Tower
Rochester, New York 14604

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 08/19/1999 991346512 – 2901942

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

PAETEC COMMUNICATIONS, INC.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware

PAETEC COMMUNICATIONS, INC., a corporation incorporated, organized and existing under the laws of the State of Delaware, hereby certifies as follows:

FIRST: The name of the corporation is PaeTec Communications, Inc. (the “Corporation”).

SECOND: The amendment to the Certificate of Incorporation to be effected is as follows:

Article FOURTH of the Certificate of Incorporation, relating to the shares of the Corporation is amended to read as follows:

“FOURTH: The aggregate number of shares which the Corporation shall have authority to issue is 27,500,000 shares, all of which shall be Common Shares with a par value of $.01 per share.”

THIRD: The Corporation currently has outstanding 100 common shares with no par value. These shares will be exchanged for new common shares and will be canceled.

FOURTH: The Amendment set forth herein was duly adopted and approved by the Board of Directors of the Corporation by unanimous written consent as permitted under the Bylaws and Section 141(f) of the General Corporation Law, and by the written consent of the stockholder having a majority of the votes entitled to be cast in accordance with Section 228 of the General Corporation Law. This Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law.

IN WITNESS WHEREOF the undersigned, a duly authorized officer of the Corporation, has executed this Certificate on August 17, 1999.

PAETEC COMMUNICATIONS, INC.

By:	/s/ Daniel J. Venuti
Daniel J. Venuti
Secretary

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 10/28/1999 991458666 – 2901942

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

PAETEC COMMUNICATIONS, INC.

Pursuant to Section 242 of the General Corporation Law at the State of Delaware

PAETEC COMMUNICATIONS, INC., a corporation incorporated, organized and existing under the laws of the State of Delaware, hereby certifies as follows:

FIRST: The name of the corporation is PaeTec Communications, Inc. (the “Corporation”).

SECOND: The amendment to the Certificate of Incorporation to be effected is as follows:

Article FOURTH of the Certificate of Incorporation, relating to the shares of the Corporation is amended to read as follows:

“FOURTH: The aggregate number of shares which the Corporation shall have authority to issue is 1,500 shares, all of which shall be Common Shares with no par value.”

THIRD: The Amendment set forth herein was duly adopted and approved by the Board of Directors of the Corporation by unanimous written consent as permitted under the Bylaws and Section 141(f) of the General Corporation Law, and by the written consent of the stockholder having a majority of the votes entitled to be cast, in accordance with Section 228 of the General Corporation Law. This Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law.

IN WITNESS WHEREOF the undersigned, a duly authorized officer of the Corporation, has executed this Certificate on October 28, 1999.

PAETEC COMMUNICATIONS, INC.

By:	/s/ Daniel J. Venuti
Daniel J. Venuti
Secretary